UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 17, 2021 (December 16, 2021)

Senior Connect Acquisition Corp. I
(Exact name of registrant as specified in its charter)

Delaware	001-39793	85-2816458
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7114 East Stetson Drive, Suite 400 Scottsdale, AZ	85251
(Address of principal executive offices)	(Zip Code)

(480) 948-9200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	SNRHU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	SNRH	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	SNRHW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2021, Isaac Applbaum resigned as a member of the board of directors (the “Board”) of Senior Connect Acquisition Corp. I (the “Company”). Mr. Applbaum’s decision to resign was not based on any disagreement with the Company or management, and was solely to meet the Nasdaq requirement for a majority independent Board. Mr. Applbaum will remain President of the Company.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENIOR CONNECT ACQUISITION CORP. I

By:	/s/ Richard T. Burke
	Name:	Richard T. Burke
	Title:	Chief Executive Officer

Date: December 17, 2021

2